SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NEWTEK CAPITAL, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWTEK CAPITAL, INC.
100 Quentin Roosevelt Blvd.
Garden City, New York 11530

November 8, 2002

Dear Newtek Capital Stockholders:

We invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of Newtek Capital, Inc. (“Newtek” or the “Company”) to be held at the New York City office of the Company, 462 Seventh Avenue, 14th Floor, New York, NY 10018 on Monday, November 25, 2002 at 8:30 a.m., local time.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

The past few months have been an exciting time for Newtek Capital. Throughout 2002 we have been developing a focused acquisition, organization and branding strategy with the goal of becoming one of the premier providers of business services and financial products to small and medium sized businesses throughout the U.S. In addition to our continued expansion, substantial Capco developments and the imminent relocation of our Manhattan office, Newtek Capital has made the significant commitment to establish itself as a major player in the business services marketplace.

Our special meeting is called to approve the change of the corporate name to Newtek Business Services, Inc. and this is a reflection of this commitment. This name better identifies our strategic direction and presents a clearer image of the company’s function and purpose. In conjunction, each of our majority-owned portfolio companies has been licensed to use the Newtek name, enabling us and them to market and cross-sell a menu of products and services all under one brand. You will also soon see a change in our corporate website as it moves towards becoming a more front-end marketing tool.

Other Newtek highlights which we have previously announced include:

•	April 10, 2002—Newtek received an investment from subsidiaries of American International Group, Inc. giving them a 4.3% equity stake in our company;

•	August 13, 2002—Newtek signed an agreement to acquire an SBA 7(a) lender licensed in 50 states and, if completed, this will lead to the launch of Newtek Small Business Finance;

•	September 10, 2002—changes in Newtek’s Board to enhance corporate governance and internal control; and

•	September 18, 2002—Nelson Broms, former Chairman of Equitable Life Holding Corporation, joined our company as the Strategic Advisor to the CEO.

In addition to the positive internal developments at Newtek, the Company has achieved significant financial headway. Also as previously announced, on October 10, 2002, the State of Louisiana allocated $8 million of certified capital and related tax credits, or 20% of the $40 million total, to Newtek’s Capco. This brings the total amount of certified capital that Newtek’s Capcos have raised to over $167 million across the five state programs that the Company participates in. With the expected closing of the

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November 8, 2002

Alabama and Georgia Capco programs approaching early next year, Newtek anticipates raising significant additional funds. Other previous highlights include:

•
As of June 30, 2002, Newtek had $43 million in cash and has maintaining projections for 2002 net income at $.16 per share (a 400% increase over 2001), on a revenue projection of approximately $34 million (a 65% increase over 2001).

•	The Company expects growth of 20%—25% in both revenues and after tax net income for 2003.

•	The Company’s current market capitalization now stands at approximately $90 million.

We are enthusiastic about the developments of at Newtek and the progression of our family of branded partner companies as they penetrate their respective markets. With the establishment of five new brands—Newtek Merchant Solutions (formerly Universal Processing Services), Newtek Strategies (formerly Harvest Strategies), Newtek Financial Information Systems (formerly Group Management Technologies), Newtek IT Services (formerly AIDA) and Newtek Business Exchange (formerly Transworld Business Brokers of New York)—Newtek is building a broad network of service providers, all under the Newtek name.

We remain optimistic about the future for Newtek and thank you for your continued support.

Sincerely yours,

/s/ BARRY SLOANE

Chairman and Chief Executive Officer

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NEWTEK CAPITAL, INC.
100 Quentin Roosevelt Blvd.
Garden City, New York 11530
(516) 390-2260

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 25, 2002

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders (the “Special Meeting”) of Newtek Capital, Inc. (the “Company”) will be held at the New York City office of the Company, 462 Seventh Avenue, 14th Floor, New York, NY 10018 on Monday, November 25, 2002 at 8”30 a.m., local time.

The Special Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	To vote on an amendment to the Company’s Certificate of Incorporation to change the name of the Company to: NEWTEK BUSINESS SERVICES, INC.

2.	To vote on an amendment to the Company’s Certificate of Incorporation to change the address of the Company’s office for the service of process.

Pursuant to New York law, no other matters may properly come before the Special Meeting or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Special Meeting or any adjournments thereof. Stockholders of record at the close of business on October 25, 2002 are the stockholders entitled to vote at the Special Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Special Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER
AND SECRETARY

Garden City, New York
November 8, 2002

PROXY STATEMENT

NEWTEK CAPITAL, INC.

SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 25, 2002, 8:30 a.m.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Capital, Inc. (the “Company”) for the Special Meeting of Stockholders (the “Special Meeting”) to be held at the New York City office of the Company, 462 Seventh Avenue, 14th Floor, New York, NY 10018 on Monday, November 25, 2002, at 8:30 a.m., local time. The accompanying Notice of Special Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about November 8, 2002.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properlyexecuted but unmarked proxies will be voted FOR Proposals I and II. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the conduct of the Special Meeting. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker no votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Special Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Special Meeting and votes in person. The presence of a stockholder at the Special Meeting alone will not revoke such stockholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Special Meeting consist of shares of the Company’s common stock, $.02 par value per share (“Common Stock”). Stockholders of record as of the close of business on October 25, 2002 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 24,698,542 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Special Meeting. The proposals will be adopted by a majority of the votes present in person or by proxy, with abstentions counted as a “no” vote.

Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Security Ownership of Certain Beneficial Owners.”

PROPOSAL I – CHANGE OF CORPORATE NAME

The Company’s Certificate of Incorporation specifies the name of the Company as required by New York law. A change in name requires an amendment to the Certificate of Incorporation which requires approval of the Company’s stockholders. The Board of Directors has determined that the nature of the Company’s business would be reflected better in the name of “NEWTEK BUSINESS SERVICES, INC.” and has so recommended to the stockholders.

Approval of this amendment requires the vote of a majority of the shares cast for or against the proposal, with abstentions not counted. Members of the Board of Directors hold the voting power with respect to a sufficient number of outstanding shares to approve this amendment.

PROPOSAL II—CHANGE OF OFFICIAL ADDRESS

The Company’s Certificate of Incorporation specifies the address of the Company to be used for the mailing of service of process as required by New York law. Change in this address requires an amendment to the Certificate of Incorporation. Due to a recent relocation of the office of the Company, the Board of Directors has recommended an amendment to Article Fifth of the Certificate of Incorporation to reflect the current address of the Company’s administrative office for service of process as follows: 100 Quentin Roosevelt Blvd., Garden City, New York 11530.

Approval of this amendment requires the vote of a majority of the shares cast for or against the proposal, with abstentions not counted. Members of the Board of Directors hold the voting power with respect to a sufficient number of outstanding shares to approve this amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date the beneficial ownership of Common Stock by each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Jeffrey G. Rubin	4,789,699	19.39%
Barry Sloane	4,804,900	19.45%
Brian A. Wasserman	4,757,299	19.26%

(1)  Unless otherwise stated, the address of each person listed is c/o Newtek Capital, Inc., 100 Quentin Roosevelt Blvd., Suite 408, Garden City, New York 11530.

(2)  At the Record Date. For purposes of this table and the table under “Security Ownership of Certain Beneficial Owners,” in accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares.

OTHER MATTERS

Pursuant to New York law, only the matters listed above will be acted upon at the Special Meeting.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the 2003 annual meeting of stockholders of the Company, which will be held on or about June 4, 2003, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at 100 Quentin Roosevelt Boulevard, Suite 408, Garden City, New York 11530 no later than January 7, 2003. With respect to the 2003 annual meeting of stockholders of the Company, if notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, is not received by March 22, 2003, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock.

By Order of the Board of Directors